Exhibit 10.3

STATE OF NORTH CAROLINA

COUNTY OF LENOIR

SECOND AMENDMENT TO PREMISES AND FACILITIES LEASE

THIS SECOND AMENDMENT TO PREMISES AND FACILITIES LEASE (this “Amendment”) is made and entered into as of October 15, 2015, (the “Effective Date”), by and between GLOBAL TRANSPARK FOUNDATION, INC., a North Carolina nonprofit corporation (the “Foundation”) and MOUNTAIN AIR CARGO, INC., a North Carolina corporation (the “Company”).

RECITALS

WHEREAS, the Foundation, as lessor, and the Company, as lessee, (collectively, the “Parties”) have previously executed a Premises and Facilities Lease dated November 16, 1995 (the “Original Lease”), wherein the Foundation subleased certain real property to the Company as more fully described in Section 3.1 of the Original Lease (the “Leased Property”); and,

WHEREAS, following their execution of the Original Lease, the Parties entered into an Addendum to Premises and Facilities Lease dated June 7, 2013 (the “Addendum”) to clarify and amend certain terms and conditions set forth in the Original Lease; and,

WHEREAS the Original Lease and the Addendum are collectively referred to herein as the “Lease;” and,

WHEREAS, the term of the Lease is presently set to expire on January 31, 2018 under the terms and provisions of the Lease; and,

WHEREAS, the Parties desire to modify and amend the Lease to, among other things, extend the Lease term for an additional five (5) years, and to provide that the Company shall have four (4) options to further extend the Lease term for periods of five (5) years each.

NOW, THEREFORE, in consideration of the respective representations and covenants contained herein, the Foundation and the Company hereby agree as follows:

1.     Capitalized Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings specified in the Lease.

2.     Amendments. The Lease is amended as follows:

a.     Section 4.1 of the Lease is deleted in its entirety and replaced with the following:

“Section 4.1. Term of the Lease. This Lease commenced upon August 1, 1997, and shall continue until the earliest of:

(a)     January 31, 2023, subject to the renewal options set forth in Section 4.7;

(b)     at the Foundation’s option, upon the occurrence of an event of default under Section 11.1 hereof that is not waived in accordance with Section 11.6 hereof;

(c)     at the Company’s option, upon ninety (90) days’ written notice to the Foundation, if the Aircraft Dry Lease and Services Agreement between the Company and Federal Express Corporation (the “Fed Ex Lease”) is terminated without the consent of the Company; or

(d)     at the Company’s option, upon ninety (90) days’ written notice to the Foundation if there is a material adverse change to the terms of the Fed Ex Lease or the Company’s operations or revenues thereunder, which, in the sole discretion of the Company, renders the Company’s continued operation under the Fed Ex Lease economically impracticable, including, without limitation, reduction of (i) more than fifty percent (50%) of the number of ATR aircraft operated by the Company under the terms of the Fed Ex Lease as of the Effective Date, or (ii) more than fifty percent (50%) of the number of Cessna aircraft operated by the Company under the terms of the Fed Ex Lease as of the Effective Date.”

b.     The following new Section 4.7 is added to the Lease:

“Section 4.7. Option Periods. The Company shall be entitled to exercise certain options to further extend the Lease term as follows:

(a)     At the Company’s option, the Lease term may be extended for an additional five (5) year period beyond the expiration of the initial Lease term, through and including January 31, 2028 (the “First Option Period”). Written notice of the Company’s intent to exercise the First Option Period must be provided to the Foundation at least six (6) months prior to the expiration of the initial Lease term.

(b)     At the Company’s option, the Lease term may be extended for an additional five (5) year period beyond the expiration of the First Option Period, through and including January 31, 2033 (the “Second Option Period”). Written notice of the Company’s intent to exercise the Second Option Period must be provided to the Foundation at least six (6) months prior to the expiration of the First Option Period.

(c)     At the Company’s option, the Lease term may be extended for an additional five (5) year period beyond the expiration of the Second Option Period, through and including January 31, 2038 (the “Third Option Period”). Written notice of the Company’s intent to exercise the Third Option Period must be provided to the Foundation at least six (6) months prior to the expiration of the Second Option Period.

(d)     At the Company’s option, the Lease term may be extended for an additional five (5) year period beyond the expiration of the Third Option Period, through and including January 31, 2043 (the “Fourth Option Period”). Written notice of the Company’s intent to exercise the Fourth Option Period must be provided to the Foundation at least six (6) months prior to the expiration of the Third Option Period.

All references herein to the “Lease term” or the “term of this Lease” shall be deemed to include each properly exercised renewal term, unless the context clearly indicates the contrary.”

c.     The following new subsections (vi) through (x) are added to Section 6.1(a) of the Lease:

“Period		Rate

(vi)	Beginning February 1, 2018 and continuing for the duration of the initial Lease term	$6.15 per square foot, per year

(vii)	Beginning February 1, 2023 and continuing for the duration of the First Option Period	$6.77 per square foot, per year

(viii)	Beginning February 1, 2028 and continuing for the duration of the Second Option Period	$7.45 per square foot, per year

(ix)	Beginning February 1, 2033 and continuing for the duration of the Third Option Period	$8.20 per square foot, per year

(x)	Beginning February 1, 2038 and continuing for the duration of the Fourth Option Period	$9.02 per square foot, per year”

d.     Section 12.1 of the Lease is deleted in its entirety and replaced with the following:

“Section 12.1     Notice. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given to the parties required hereunder to receive such notice, certificate or communication when mailed by registered or certified mail, postage prepaid, and addressed as follows:

If to the Foundation:                       Global TransPark Foundation, Inc.

Post Office Box 1635

Kinston, North Carolina 28503

Attention: President

with a copy to:                                 David L. Ward, Jr., Esq.

Ward and Smith, P.A.

Post Office Box 867

New Bern, North Carolina 28563-0867

If to the Company:                           Mountain Air Cargo, Inc.

Post Office Box 488

Denver, North Carolina 28037

Attention: Vice President and Treasurer

with a copy to:                                 Jane S. Ratteree, Esq.

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street, Suite 1900

Charlotte, North Carolina 28246-1900

The Foundation and the Company, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, or other communications shall be sent. No notice need be given to any party listed in this section if such party is no longer a party to the transactions contemplated by this Lease.”

3.     Permitted Use. The Parties agree that the Company shall have the right to use the Leased Property only for the purposes described in Section 8.1 of the Original Lease and/or in other manners consistent with Transportation Security Administration (“TSA”) updates.

4.     Non-Applicability of Financing Provisions. The Notes, Loan Agreement and Security Agreement referred to in the Original Lease and entered into by and between Branch Banking and Trust Company (“BB&T”) and the Foundation have been satisfied in full. Those provisions of the Original Lease are no longer applicable to the Lease.

5.     Right of First Refusal. The right of first refusal provisions contained in Section 3.5 of the Original Lease shall continue in full force and effect during the initial Lease term, as extended by this Amendment, and each of the four (4) option periods, to the extent such option periods are properly exercised by the Company. The language “on or prior to September 1, 2005,” appearing in the first sentence of Section 3.5 of the Original Lease is deleted in its entirety.

6.     Tenant’s Right to Delay Required Maintenance. As described in the Addendum dated June 7, 2013 and subject to the contingencies set forth therein, the Company’s obligation to maintain, repair and correct the flaking paint problem described in the Addendum shall continue to be delayed until the Company has vacated the Leased Property. Nothing herein shall be construed to otherwise modify or affect the rights or obligations of the Parties arising under the Addendum and/or Section 8.10 of the Original Lease.

7.     Memorandum of Lease. A memorandum of the Original Lease is recorded in Book 1037, Page 757 of the Lenoir County Public Registry. The parties agree to execute an amendment or supplement to that Memorandum to include the terms and provisions of this Amendment. Either party may record the amendment or supplement to the memorandum in the public records.

8.     Incorporation of Original Lease, Addendum and Continuing Effect of Terms. Except as expressly modified herein, all terms, conditions and exhibits of the Original Lease, the Addendum, and the respective obligations of the Foundation and the Company thereunder: (i) are incorporated herein by reference as if fully set forth; and (ii) shall continue in full force and effect through the duration of the Lease term, including, to the extent exercised by the Company, the First Option Period, the Second Option Period, the Third Option Period and the Fourth Option Period. In the event of any inconsistency between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall govern and control.

9.     Governing Law. This Amendment is entered into under the laws of the State of North Carolina, and those laws shall govern the construction and enforcement hereof.

10.     Authority. The persons executing this Amendment on behalf of the Foundation and the Company are duly authorized to execute this Amendment, and no consent of any other person to execution of this Amendment is required.

11.     Entire Agreement; Modification. This Amendment embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. This Amendment may not be amended orally, but only by an agreement in writing signed by each of the parties hereto.

12.     Captions. The captions set forth at the beginning of the various paragraphs of this Amendment are for convenience only and shall not be used to interpret or construe the provisions of this Amendment.

13.     Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same Amendment.

14.     Email or Facsimile. Email or facsimile transmission signatures of this Amendment by the parties shall be deemed to be original signatures binding on the parties.

IN WITNESS WHEREOF, the Foundation and the Company have caused this Amendment to be executed in their respective corporate names, in the case of the Foundation, by its President, and in the case of the Company, by its President, and attested by their respective Secretaries, and their respective corporate seals to be affixed hereunto, all by order of their respective Boards of Directors first duly given, and with the intent to be legally bound thereby, all done as of the day and year first above written.

[Signatures on Following Page]

MOUNTAIN AIR CARGO, INC.

By:	/s/ Robert G. Norton	(SEAL)
Robert G. Norton
President

ATTEST:

_____________________ (SEAL)

_____________

Secretary

GLOBAL TRANSPARK FOUNDATION, INC.

By:	/s/ William H. Bryan	(SEAL)
William H. Bryan
President

ATTEST:

/s/ David L. Ward, Jr.      (SEAL)

David L. Ward, Jr.

Assistant Secretary